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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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ALLIED MOTION TECHNOLOGIES, INC.
23 Inverness Way East, Suite 150
Englewood, Colorado 80112

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held October 23, 2003

To the Shareholders of
Allied Motion Technologies, Inc.:

        You are hereby notified that the annual meeting of shareholders of Allied Motion Technologies, Inc. will be held on October 23, 2003 at 1:30 p.m. (Eastern Time) at Motor Products, 201 S. Delaney Rd., Owosso, Michigan, for the following purposes:

        Item 1.    to elect five persons to the Company's Board of Directors to serve until the next annual meeting of shareholders or until their successors are duly elected and have qualified;

        Item 2.    to consider and act upon such other business as may properly be presented for action at the Annual Meeting or any adjournment thereof.

        The Board of Directors has fixed the close of business on September 15, 2003 as the record date (the "Record Date") for the Annual Meeting. Only shareholders of record at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. Our transfer books will not be closed.

        The Board of Directors of the Company extends a cordial invitation to all shareholders to attend the Annual Meeting, as it is important that your shares be represented at the meeting. Even if you plan to attend the Annual Meeting, you are strongly encouraged to mark, date, sign and mail the enclosed proxy in the return envelope provided as promptly as possible.

        You may revoke your proxy by following the procedures set forth in the accompanying proxy statement. If you are unable to attend, your written proxy will assure that your vote is counted.

By Order of the Board of Directors

Susan M. Chiarmonte Secretary

Denver, Colorado
September 22, 2003

ALLIED MOTION TECHNOLOGIES, INC.
23 Inverness Way East, Suite 150
Englewood, Colorado 80112

PROXY STATEMENT

        This proxy statement and the accompanying proxy card are being furnished to the holders of Common Stock of Allied Motion Technologies, Inc. (the Company) in connection with the solicitation of proxies by the Board of Directors to be voted at the Annual Meeting of shareholders to be held on October 23, 2003 at 1:30 p.m. (Eastern Time) at Motor Products, 201 S. Delaney Rd., Owosso, Michigan. The Annual Meeting is called for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This proxy statement and the accompanying proxy card were first mailed to shareholders on or about September 22, 2003.

QUORUM AND VOTING RIGHTS

        The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast on the matter presented is necessary to constitute a quorum at the Annual Meeting. Broker non-votes are shares held in street name for which the broker indicates that instructions have not been received from the beneficial owners or other persons entitled to vote, and the broker does not have discretionary voting authority. Broker non-votes and abstentions will be counted as shares present in determining whether a quorum is present, but with respect to non-routine matters they are not counted in favor of such matters.

        The affirmative vote of the holders of two-thirds of the shares of Common Stock entitled to vote at the Annual Meeting is required for the election of directors (Item 1). Since election of directors requires the approving vote to be measured against all shares of Common Stock entitled to vote, withholding authority (including broker non-votes) from that vote is the equivalent of a vote against election of nominated directors. The Record Date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting is the close of business on September 15, 2003. As of the Record Date, there were 5,000,234 shares of Common Stock outstanding, each of which is entitled to one vote at the Annual Meeting.

        All shares of Common Stock represented by properly executed proxies will, unless such proxies have been revoked previously, be voted in accordance with the instructions indicated in such proxies. If no such instructions are indicated, such shares will be voted FOR the election of the five nominees for director (Item 1) and in the discretion of the proxy holders on any other matter that may properly come before the Annual Meeting (Item 2). Any holder of Common Stock has the unconditional right to revoke his or her proxy at any time prior to the voting thereof at the Annual Meeting by (i) filing with the Secretary of the Company written revocation of his or her proxy prior to the voting thereof, (ii) giving a duly executed proxy bearing a later date, or (iii) voting in person at the Annual Meeting. If a shareholder's shares are held by a broker, bank or other nominee and the shareholder seeks to vote shares in person at the Annual Meeting, the shareholder must bring to the Annual Meeting a written statement from the nominee confirming the shareholder's beneficial ownership of a stated number of shares and that such shares have not been voted by the nominee. Attendance by a shareholder at the Annual Meeting will not in itself revoke his or her proxy.

        Solicitation of proxies for use at the Annual Meeting may be made in person or by mail, telephone or telegram, by directors, officers and regular employees of the Company. Such persons will receive no special compensation for any solicitation activities. In addition, the Company may retain the services of D.F. King & Co., Inc. to aid in the solicitation of proxies in person, by mail or telephone. If retained, the costs are not expected to exceed $5,000 plus expenses. We will request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Common Stock held of record by such entities, and we will, upon the request of such record holders, reimburse reasonable forwarding expenses. The costs of preparing, printing, assembling and mailing the proxy statement, proxy card and all materials used in the solicitation of proxies to shareholders, and all clerical and other expenses of such solicitation, will be borne by the Company.

ITEM 1: ELECTION OF DIRECTORS

        Our articles of incorporation and bylaws provide for a board consisting of not less than three and not more than six persons, as such number is determined by the Board of Directors. The board has determined that the board will consist of five directors, all of whom will be elected annually to serve until the next annual meeting of shareholders and until their successors are elected and qualified, or until the director resigns or is otherwise removed.

        All incumbent directors have been nominated to succeed themselves as directors. The affirmative vote of the holders of two-thirds of the shares of Common Stock entitled to vote at the Annual Meeting is required for the election of directors. If the number of votes required for the election of directors is not received, directors will continue in office until the next annual meeting or until resignation or removal. Unless authority is withheld, it is intended that the shares represented by proxy at the Annual Meeting will be voted in favor of the five nominees named below. All nominees have agreed to serve if elected.

        If any nominee becomes unable or unwilling to serve at the time of the Annual Meeting, the shares of Common Stock represented by proxy at the Annual Meeting will be voted for the election of such other person as the Board of Directors of the Company may recommend.

MANAGEMENT RECOMMENDS A VOTE "FOR" EACH NOMINEE NAMED.

Director Nominees

        The following information concerning the nominees for election as directors has been provided by the respective nominee:

Name	Age	Position with the Company
Eugene E. Prince	71	Chairman of the Board of Directors
Richard D. Smith	56	Chief Executive Officer, Chief Financial Officer and Director
Delwin D. Hock	68	Director
Graydon D. Hubbard	69	Director
George J. Pilmanis	65	Director

        Mr. Prince has served as a director of the Company since October 1975 and as Chairman of the Board of Directors since January 1981. He served as President of the Company from October 1975 and as Chief Executive Officer from September 1976 until his resignation from those offices on August 13, 1998. He retired from his employment with the company effective August 13, 1998 but served as a paid consultant through November 1999. Pursuant to his consulting agreement, as long as Mr. Prince owns at least 10% of the issued shares of the Company, the Board of Directors shall nominate him for election to the Board of Directors. If he is elected, the Board of Directors will request that he be nominated for Chairman of the Board of Directors.

        Mr. Smith has served as a director of the Company since August 1996. He has served as Chief Executive Officer since August 13, 1998. He served as President from August 13, 1998 until May 2002. He was Executive Vice President from August 1993 until August 1998. Mr. Smith served as Vice-President of Finance from June 1983 to August 1993. He has served as Chief Financial Officer since June 1983. Pursuant to Mr. Smith's employment agreement, as long as he is the Chief Executive Officer of the Company and is willing to serve, the Board of Directors will nominate him for election to the Board.

        Mr. Hock has served as a director of the Company since February 1997. He retired from his position as Chief Executive Officer of Public Service Company of Colorado, a gas and electric utility, in January 1996 and as Chairman of the Board of Directors in July 1997. From September 1962 to January 1996, Mr. Hock held various management positions at Public Service Company. He serves as a director on six separate entities overseeing the operation of funds in the American Century Investors fund complex.

        Mr. Hubbard has served as a director of the Company since 1991. He is a retired certified public accountant and was a partner of Arthur Andersen LLP, the Company's former independent public accountants, in its Denver office for more than five years prior to his retirement in November 1989. Mr. Hubbard is also an author.

        Mr. Pilmanis has served as a director of the Company since 1993. For more than five years prior to his retirement in April 2003 he was chairman and president of Balriga International Corp., a privately held company concerned with business development in the Far East and Eastern Europe. In 2001 and 2003 he also served as Executive Director of the Foreign Investors Council in Latvia.

Meetings and Committees of the Board of Directors

        The Board of Directors held two regular meetings during the six month Transition Period ended December 31, 2002 (Transition Period). Each director attended or participated in 75% or more of the total number of meetings of the board held during the period for which he has been a director and all committees of the board on which such director served.

        The Board of Directors has established an Audit Committee and a Compensation Committee, each of which is composed of directors who are not employees of the Company. No nominating committee has been established. The Board of Directors selects the Company's nominees for election to the board. The board will consider nominees recommended by shareholders who meet the requirements for shareholder proposals set forth on the last page of the Proxy Statement.

        The principal responsibilities of the Audit Committee are to make recommendations to the Board of Directors concerning the engagement of the Company's independent auditors and to consult with them regarding auditing and accounting matters. The Audit Committee also reviews the Company's annual and quarterly reports filed with the Securities and Exchange Commission. The Audit Committee is composed of three non-employee directors. The members of the Audit Committee during the Transition Period were Messrs. Hubbard (Chairman), Hock and Pilmanis. The members of the Audit Committee are independent as defined in Rule 4200(a)(14) of the National Association of Securities Dealers Listing Standards. The Audit Committee held one meeting during the Transition Period. Representatives from the Company's independent auditors make presentations annually and quarterly to the Board of Directors after the completion of the fiscal year end audit and the quarterly reviews. At that time, the entire Board has an opportunity to discuss issues with or ask questions of the auditors. The Board has adopted a written charter for the Audit Committee which was included as Exhibit C to the Company's proxy statement dated September 21, 2000.

        The principal responsibility of the Compensation Committee is to make recommendations to the Board of Directors concerning the compensation of the Company's management employees including its executive officers. The Compensation Committee also reviews, approves and recommends to the Board for their approval all grants of stock option awards. The members of the Compensation Committee are Messrs. Pilmanis (Chairman), Hock and Hubbard. The Compensation Committee held one meeting during the Transition Period.

Executive Officers

        Set forth below is information regarding the Executive Officers of the Company.

Name	Age	Position with the Company
Richard D. Smith	56	Chief Executive Officer, Chief Financial Officer and Director
Richard S. Warzala	50	President and Chief Operating Officer

        Information with respect to Mr. Smith's employment experience is provided above.

        Mr. Warzala was appointed President of the Company in May 2002 and has been employed by the Company since October 2001. From March 2000 through March 2001, Mr. Warzala served as President of the Motion Components Group for Danaher Corporation. In 1993, he was named President of API Motion, a subsidiary of American Precision Industries, Inc., and continued as President until 2000, when it was acquired by Danaher. From 1976 to 1993, he held various management positions at American Precision Industries, Inc.

Indebtedness of Management

        The Company encourages officers and directors to own shares in the Company and has, in the past, lent money to officers and directors for the purpose of purchasing shares. During the Transition Period, Richard D. Smith, Director, CEO and CFO had an outstanding loan in the principal amount of $133,652 which he obtained in a previous year for the purpose of exercising stock options. Interest is payable at the applicable treasury rate which was 2.82% per annum during the Transition Period. The largest aggregate amount of indebtedness, including accrued interest outstanding during the Transition Period was $136,262. Mr. Smith paid accrued interest of $2,610 on September 16, 2002. The difference between interest paid by Mr. Smith and interest at a fair market value rate is considered compensation to Mr. Smith. On September 16, 2002, Mr. Smith paid off the entire interest and principal amount of the loan.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires directors and executive officers and persons who own more than ten percent of the Company's Common Stock to report their ownership and any changes in that ownership to the Securities and Exchange Commission. The Company believes that all Section 16(a) filing requirements applicable to its directors, executive officers and greater than ten percent beneficial owners were met for the Transition Period except as follows: Form 4 to report the exercise of stock options by Mr. Smith was inadvertently filed late and Form 4 to report the grant of stock options to Mr. Warzala was inadvertently filed late.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table and notes set forth, as of the Record Date (except for Mr. Albert for whom information is provided as of March 16, 2000), the beneficial ownership, as defined by the regulations of the Securities and Exchange Commission, of Common Stock by each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock (based on the records of the Company's stock transfer agent or a representation by the beneficial owner), each director and nominee, the executive officer and all persons who serve as executive officers and directors of the Company, as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)
Eugene E. Prince 7560 Panorama Drive Boulder, Colorado 80303	940,383	(3)	18.4%
Richard D. Smith 23 Inverness Way East, Suite 150 Englewood, Colorado 80112	707,756	(4)	13.0%
Ira Albert 1304 SW 160th Avenue, Suite 209 Ft. Lauderdale, FL 33326	274,300	(5)	5.5%
Richard S. Warazala	229,117	(6)	4.4%
Delwin D. Hock	49,833	(7)	—
Graydon D. Hubbard	43,833	(8)	—
George J. Pilmanis	26,333	(9)	—
Directors and executive officers of the Company as a group (6 persons)	1,997,256	(10)	34.1%

(1)
All beneficial ownership is sole and direct unless otherwise noted.

(2)
No percent of class is shown for holdings of less than 1%.

(3)
Includes 97,833 shares of Common Stock which Mr. Prince has the right to acquire within 60 days of the Record Date upon exercise of options. Includes 88,800 shares of Common Stock held by the Prince Children's Trusts, of which Mr. Prince's wife is trustee and as to which Mr. Prince disclaims beneficial ownership.

(4)
Includes 440,000 shares of Common Stock which Mr. Smith has the right to acquire within 60 days of the Record Date upon exercise of outstanding options and 224,273 shares of Common Stock held by the Company's Employee Stock Ownership Plan ("ESOP") as of the Record Date, as to which Mr. Smith could be deemed to have shared investment power as a trustee of the ESOP, which includes 4,888 shares of Common Stock credited to the ESOP account of Mr. Smith. Includes 42,583 shares of Common Stock held by Smith Family Trust, of which Mr. Smith is trustee. Includes 900 shares held by Mr. Smith's wife's IRA.

(5)
Based on Schedule 13D filed by Mr. Albert with the Securities and Exchange Commission on or about March 16, 2000; includes 117,600 shares of Common Stock, held by Albert Investment Associates, L.P., as to which Mr. Albert has sole voting and investment power; includes 133,200 shares of Common Stock held by various accounts as to which Mr. Albert has sole investment power.

(6)
Includes 206,667 shares of Common Stock which Mr. Warzala has the right to acquire within 60 days of the Record Date upon exercise of outstanding options. Includes 2,000 shares held by Mr. Warzala's children.

(7)
Includes 43,833 shares of Common Stock which Mr. Hock has the right to acquire within 60 days of the Record Date upon exercise of outstanding options.

(8)
Consists of 43,833 shares of Common Stock which Mr. Hubbard has the right to acquire within 60 days of the Record Date upon exercise of outstanding options.

(9)
Consists of 18,333 shares of Common Stock which Mr. Pilmanis has the right to acquire within 60 days of the Record Date upon exercise of outstanding options.

(10)
Includes 850,500 shares of Common Stock which directors and executive officers have the right to acquire within 60 days of the Record Date upon exercise of outstanding options and 224,273 shares of Common Stock held by the ESOP as to which Mr. Smith has shared investment power as trustee of the ESOP, which includes 4,888 shares of Common Stock held by the ESOP for the account of Mr. Smith.

EXECUTIVE COMPENSATION

Compensation of Directors

        The Board of Directors holds four regular full day meetings each year. Non-employee directors are compensated at the rate of $3,600 per full day meeting of the board, $1,100 for each additional one-half day meeting, $500 per hour for a telephone meeting, $1,100 per committee meeting, and $1,100 per half day for official travel to locations outside the Denver area.

        Non-employee board members are compensated at the rate of $275 per hour for the time spent consulting with the Company at the request of the Board of Directors or the Executive Officers, preparing minutes of the Audit or Compensation Committees and on special assignment of such committees. During the Transition Period, Mr. Hock and Mr. Pilmanis each received $275 for preparation of Committee Minutes.

        The Company entered into a Consulting Agreement with Mr. Prince effective after his retirement from employment on August 31, 1998. Under the Agreement, Mr. Prince will provide consulting services to the Company on matters as requested by the Executive Officers. He will be compensated at the rate of $250 per hour. During the Transition Period, Mr. Prince was not paid for providing any consulting services.

Indemnification

        The Company indemnifies its directors and officers to the fullest extent permitted by law so they will serve free from undue concern that they will not be indemnified. Indemnification is required under the Company's Bylaws. The Company has also signed agreements with each of our directors contractually obligating the Company to provide the indemnification to them.

Summary of Compensation of Executive Officers

        The following table shows the compensation earned by the Chief Executive Officer and the President (the "Named Executive Officers") of the Company during the Transition Period.

		Annual Compensation				Long-Term Compensation Awards
Name & Principal position	Period	Salary		Bonus		Securities underlying options	All other compensation
Richard D. Smith, CEO	Transition 2002 2001 2000	$ $ $ $	117,500 233,333 223,125 206,250	$ $ $ $	0 0 180,000 42,000	0 90,000 90,000 69,000	$ $ $ $	3,704 20,540 17,245 17,547	(1)
Richard S. Warzala, President and COO	Transition 2002	$ $	112,500 117,500	$ $	0 0	200,000 200,000	$ $	2,919 2,014	(2)

(1)
All other compensation for Mr. Smith during the Transition Period consists of Company contributions to defined contribution plans of $2,519, and interest on a loan to Mr. Smith of $1,185 calculated as the difference between interest accrued and the fair market rate at the time the interest rate was determined.

(2)
All other compensation for Mr. Warzala during the Transition Period consists of Company contributions to defined contribution plans of $2,919.

Option Grants in Last Fiscal Year

        The following table provides a summary of all stock options granted during the Transition Period to the Named Executive Officers. It also shows a calculation of the potential realizable value if the fair market value of the Company's shares were to appreciate at either a 5% or 10% annual rate over the period of the option term.

	Individual Grants				Potential realizable value at assumed annual rates of stock price appreciation for option term(3)
Name	Number of securities underlying options granted(1)	Percent of total options granted to employees in fiscal year	Exercise or base price ($/Sh)(2)	Expiration date	5%($)	10%($)
Richard Warzala	200,000	87.0	$2.40	07/01/2009	$195,408	$455,384

(1)
The grants permit the exercise of options in exchange for shares of the Company's Common Stock as well as for cash. One-third of the options vest and will become exercisable upon the first anniversary of the grant date and the remainder will vest and become exercisable in two equal annual installments thereafter. In connection with a merger, sale of assets, share exchange, or change of control of the Company, the options become immediately vested and the Committee may allow surrender for cash, substitution or cancellation.

(2)
Exercise price was established at quoted market price for Company shares on the date of grant.

(3)
The potential realizable value is calculated assuming the fair market value of common stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised at the exercise price and the common stock received is sold on the last day of the term of the option for the appreciated price. The 5% and 10% rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future increases in the price of common stock.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

        The following table sets forth information regarding option exercises during the Transition Period and unexercised stock options held as of December 31, 2002 by the Named Executive Officers:

			Number of Unexercised Options at period end (#)		Value of Unexercised In-the-Money Options at period end ($)(1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Richard D. Smith	30,000	$7,950	400,000	—	$181,380	$—
Richard S. Warzala	—	$—	$16,500	383,500	$—	$—

(1)
Fair market value of unexercised in-the-money options at period end is based on the closing price of $1.77 Common Stock on December 31, 2002.

Long-Term Incentive Plans—Awards In Last Fiscal Year

        Long-term incentives are provided through stock option grants. See the discussion under Compensation Committee Report.

Employment Agreements With Executive Officers

        During the Transition Period, the Company had an Employment Agreement with Richard D. Smith, Chief Executive Officer, which became effective August 13, 1998 for a term of five years. A revised Agreement with Mr. Smith became effective August 1, 2003. Effective March 1, 2003, the Company entered into an Employment Agreement with Mr. Richard S. Warzala. The Agreements have an initial term of five years and continue subsequently on a year-to-year basis unless the Company or the officer gives termination notice at least 60 days prior to expiration of the initial or subsequent terms. The Agreements contain the provisions outlined below.

        Base Salary.    The Agreements provide an annual base salary of not less than $235,000 for Mr. Smith (effective September 2001) and $225,000 for Mr. Warzala, and may be reviewed annually for increase on a merit basis.

        Annual Bonus.    Annual incentive bonuses are paid based on achieving performance criteria established annually by the Board of Directors. The performance criteria will recognize the overall financial performance of the Company and the improvements made in financial results. See discussion under Compensation Committee Report.

        Long-Term Incentive Payment Plan.    The Company utilizes stock options for long-term incentives based on criteria described in the Compensation Committee Report.

        Other Provisions.    Mssrs. Smith and Warzala participate in other benefits and perquisites as are generally provided by the Company to its employees. In addition, the Company provides each executive officer with $500,000 of life insurance for which the executive may designate the beneficiaries and an automobile.

        In the event of death, disability or termination by the Company prior to a change in control, other than for cause, the Agreements provide for limited continuation of salary and insurance benefits and for bonus prorations or settlements.

Change in Control Arrangements

        The Company has entered into agreements with Mr. Smith and Mr. Warzala pursuant to which, upon termination by the Company (other than for cause as defined in the Agreement) or by the executive for good reason (as defined in the Agreement) within 90 days prior to or 24 months following a change in control of the Company, they are entitled to receive a severance payment equal to 2.5 times the sum of current annual base salary plus the amount paid under the Annual Bonus Plan for the preceding fiscal year, and an allocation for incentive compensation for the current year up to the date of termination and a monthly payment for a two year period to acquire insurance benefits. The agreements expire on December 31 of each year, however, they are extended automatically on January 1 of each year for a term of two years, unless notice of non-renewal is given by the Company not later than the September 30 immediately preceding renewal. The Company has similar agreements (providing lower severance multiples) with other key executives. The change in control agreements are applicable to a change in control of the Company or of the subsidiary or division for which the executive is employed and require the key executives to remain in the employ of the Company for a specified period in the event of a potential change in control of the Company and provide employment security to them in the face of current pressures to sell the Company or in the event of take-over threats, so that they can devote full time and attention to the Company's efforts free of concern about discharge in the event of a change in control of the Company. These agreements are common at other public companies. They are not excessive and are within industry standards. The Board of Directors has considered termination of these agreements and determined that the reasons for executing change in control agreements continue to be valid and concluded that notices of non-renewal would not be in the best interests of shareholders.

Compensation Committee Interlocks and Insider Participation

        During the Transition Period the Compensation Committee was comprised of Messrs. Pilmanis, Hock and Hubbard who are all non-employees. See the caption EXECUTIVE COMPENSATION—Compensation of Directors for information concerning compensation paid to directors for attending and participating in board and committee meetings and special assignments.

Compensation Committee Report

        Base salaries for the chief executive officer and president are reviewed annually in relation to corporate performance. No salary increases were recommended by the Committee for Mr. Smith or Mr. Warzala during the most recent review in February 2003.

        In establishing target levels of achievement for the Annual Incentive Plan, the Committee reviews past operating results as well as forecasts and plans for the ensuing year. For the six month Transition Period ended December 31, 2002, the threshold and target levels were set to provide an incentive bonus for achieving a substantial improvement in corporate pretax net income over the pretax income achieved in the fiscal year ended June 30, 2002. The threshold level was not achieved during the Transition Period and no bonus was recommended by the Committee. For 2003, an Annual Incentive Bonus structure based on Economic Value Added (EVA) Income was recommended and the Performance Thresholds and Targets were set using EVA.

        The Company's long-term incentive program is based on stock options. In making its recommendations for grants of stock options, the Committee considers, among other things, officer's responsibilities and their efforts and performance in relation to the business plan and forecast. It also considers development of the Company's business and products, performance of the Company's products in the marketplace, impact of the Company's products and product development on future prospects for the Company, market performance of the Company's Common Stock, the relationship between the benefits of stock options and improving shareholder value, the current level of stock options held, the shares available for option and the total shares under option grants. The Committee also considers customary business practices and long-term incentive plan benefits granted in comparison to such benefits provided to other executives in similar positions.

        The Committee acknowledges the importance of providing competitive compensation and benefit packages in recruiting and retaining qualified personnel. Stock incentive programs remain an important component of the total compensation package for officers and key managers who are responsible for the conduct and management of the Company's business or who are involved in endeavors significant to its success to advance the interests of the Company and its shareholders and to remain affiliated with the Company.

        In July 2002, stock options to purchase 200,000 common shares of the Company were granted to Mr. Warzala pending approval of an amendment to the Year 2000 Stock Incentive Plan to increase the number of shares available under the Plan and the number of awards that may be granted to any one participant during a calendar year. The amendment was approved by the shareholders and the options were granted to Mr. Warzala at the quoted market price on the date of grant ($2.40). In February 2003, subsequent to the end of the Transition Period, stock options for 40,000 shares were granted to each of Mr. Smith and Mr. Warzala and 5,000 shares were granted to each non-employee director at the quoted market price on the date of grant ($1.77).

GEORGE J. PILMANIS DELWIN D. HOCK GRAYDON D. HUBBARD

Equity Compensation Plan

        The following table shows the equity compensation plan information of the Company at December 31, 2002.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,192,330	$3.21	270,640

PERFORMANCE GRAPH

        The following performance graph reflects change in the Company's cumulative total stockholder return on Common Stock as compared with the cumulative total return of the NASDAQ Stock Market Index, the NASDAQ Electrical and Industrial Apparatus Index and the NASDAQ Measuring and Controlling Devices Index for the period of five years ended December 31, 2002.

	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02
ALLIED MOTION TECHNOLOGIES	100	39	63	117	112	69
NASDAQ (U.S.)	100	141	261	158	125	78
ELECTRICAL INDUSTRIAL APPARATUS	100	144	159	111	78	60
MEASURING AND CONTROLLING DEVICES	100	89	207	159	146	84

(1)
Assumes $100 invested on December 31, 1997 in Allied Motion (formerly Hathaway Corporation) common stock, the NASDAQ Stock Market Index, the NASDAQ Electrical Industrial Apparatus Index and the NASDAQ Measuring and Controlling Devices Index with the reinvestment of all dividends.

(2)
In July 2002, the Company sold substantially all its Power and Process segment and now focuses all of its resources in the motor and motion control products markets. Accordingly, the Company will now use the NASDAQ Electrical Industrial Apparatus Index that includes motor and generator manufacturers in place of the Nasdaq Measuring and Controlling Devices Index previously used.

(3)
Stockholder returns over the indicated period shown in the graph above should not be considered indicative of future stockholder returns.

INDEPENDENT PUBLIC ACCOUNTANT

        KPMG LLP served as independent auditors of the Company for the Transition Period and have been selected as independent auditors for 2003. A representative of KPMG LLP is not expected to be present at the Annual Meeting.

        On July 17, 2002, the Company replaced Arthur Andersen LLP ("Arthur Andersen") as the principal accountant for the Company and its affiliates. For each of the two fiscal years ended June 30, 2000 and June 30, 2001, the reports of Arthur Andersen on the Company's consolidated financial statements did not contain an adverse opinion nor a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The decision to replace Arthur Andersen was approved by the Company's Board of Directors upon the recommendation of its Audit Committee.

        In connection with the audits of the Company's financial statements for each of the two fiscal years ended June 30, 2000 and June 30, 2001 and in the subsequent interim period preceding Arthur Andersen's replacement, there were no disagreements on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Arthur Andersen, would have caused Arthur Andersen to make references to the matter in its reports.

Audit Fees

        The aggregate fees billed or expected to be billed for professional services rendered for the audit of our annual financial statements and for the reviews of the financial statements included in the Company's Quarterly Reports on Forms 10-Q for the Transition Period totaled $131,500.

Financial Information Systems Design and Implementation Fees

        Our independent auditors did not render any technology services during the Transition Period.

All Other Fees

        The aggregate fees billed or expected to be billed for professional services rendered to the Company for the Transition Period, other than for services described above, totaled $14,500 for tax preparation and tax consulting.

        The Audit Committee has considered whether the provision of services described above is compatible with maintaining the independence of KPMG LLP. The Committee believes that the fees billed by KPMG LLP for the services described are compatible with KPMG LLP maintaining its independence as the Company's principal accountant.

AUDIT COMMITTEE REPORT

        The Company has and will continue to have, an audit committee of at least three members comprised solely of independent directors, each of whom is able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement, or will become able to do so within a reasonable period of time after his or her appointment to the audit committee. Additionally, the Company has, and will continue to have, at least one member of the audit committee that has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, a chief financial officer, or another senior officer with financial oversight responsibilities.

        The Audit Committee is governed by a written charter adopted on May 3, 2000. The Audit Committee Charter was included as Exhibit "C" to the fiscal year 2000 Proxy Statement dated September 21, 2000.

        In connection with the Transition Period financial statements, the Audit Committee has (1) met with the independent accountants prior to year end to discuss the audit approach and review significant accounting and reporting matters (2) reviewed and discussed the audited financial statements with management and the independent auditors; (3) discussed with the independent auditors the matters required to be discussed by SAS 61; (4) received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and (5) discussed with the independent accountant their independence.

        Based on the review and discussions referred to in items (1) through (5) of the above paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the six month Transition Period ended December 31, 2002 for filing with the Securities and Exchange Commission.

GRAYDON D. HUBBARD DELWIN D. HOCK GEORGE J. PILMANIS

ITEM 2: OTHER MATTERS

        The Board of Directors knows of no business to be presented for action at the Annual Meeting except as described above. However, if other matters are properly presented for a vote, the proxies will be voted upon such matters (including matters incident to the conduct of the meeting) in accordance with the judgment of the persons acting under the proxies.

FORM 10-K

        The Company's form 10-K for the six month Transition Period ended December 31, 2002 has been mailed to shareholders with this Proxy statement.

SHAREHOLDER PROPOSALS FOR APRIL 2004 ANNUAL MEETING

        The Company's 2004 Annual Meeting is currently scheduled to be held in April 2004. Shareholders proposals for the meeting must be submitted in writing to the Secretary of the Company at the address of the Company set forth on the first page of this Proxy Statement not earlier than December 15, 2003 and no later than February 15, 2004 in order to be presented at the 2004 Annual Meeting or be considered for inclusion in the Company's Annual Meeting Proxy Statement and Proxy Card.

PLEASE SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY.

        ALLIED MOTION TECHNOLOGIES, INC.

September 22, 2003

ALLIED MOTION TECHNOLOGIES, INC.
23 Inverness Way East, Ste. 150
Englewood, CO 80112

        The undersigned hereby appoints Eugene E. Prince and Richard D. Smith, or either of them, proxies of the undersigned, each with the power of substitution, and hereby authorizes them to vote, as designated below, all the shares of common stock, no par value, of the undersigned at the annual meeting of shareholders of Allied Motion Technologies, Inc. (the "Company") to be held on October 23, 2003, and at all adjournments thereof, with respect to the following:

MANAGEMENT RECOMMENDS A VOTE "FOR" EACH NOMINEE NAMED

Item 1. ELECTION OF DIRECTORS—Nominees of the Board:

          E. E. Prince, R. D. Smith, D. D. Hock, G. D. Hubbard and G. J. Pilmanis

☐	FOR all nominees (except as indicated to the contrary below).	☐	WITHHOLD AUTHORITY to vote for all nominees.

    INSTRUCTIONS: To withhold authority to vote for any individual nominee, print that nominee's name in the space provided below. IF AUTHORITY TO VOTE FOR NOMINEES IS NOT EXPRESSLY WITHHELD, IT SHALL BE DEEMED GRANTED.

Item 2. OTHER MATTERS—In the proxies discretion on such other business matters as may properly come before the Annual Meeting.

        This proxy is being solicited on behalf of the Board of Directors of the Company, and may be revoked prior to its exercise. This proxy, when properly executed, will be voted as directed above by the undersigned shareholder. If no direction is made, it will be voted FOR the nominees named in Item 1 and in the proxies' discretion on such other business as may properly come before the annual meeting.

Your signature should appear exactly as your name appears in the space at the left. For joint accounts, all owners should sign. When signing in a fiduciary or representative capacity, please give your full title as such.
By:
Date:	, 2003

PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE
AS PROMPTLY AS POSSIBLE.

QuickLinks

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
ITEM 1: ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
INDEPENDENT PUBLIC ACCOUNTANT
AUDIT COMMITTEE REPORT
ITEM 2: OTHER MATTERS
FORM 10-K
SHAREHOLDER PROPOSALS FOR APRIL 2004 ANNUAL MEETING